CONYERS DILL & PEARMAN
CLARENDON HOUSE, 2 CHURCH STREET, P.O. BOX HM 666, HAMILTON HM CX,00 BERMUDA

July 21, 2003

American Safety Insurance Holdings, Ltd.               DIRECT LINE:
44 Church Street                                       E-MAIL:
Hamilton                                               OUR REF:     DJD/aet/320273
Bermuda                                                YOUR REF:
Dear Sirs

American Safety Insurance Holdings, Ltd. (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-8 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended, (the “Securities Act”) of 1,500,000 common shares, par value US$0.01 per share of the Company (the “Common Shares”), issuable pursuant to the Company’s 1998 Incentive Stock Option Plan (“Plan”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by an Assistant Secretary of the Company on the date hereof, and minutes of a meeting of the board of directors of the Company held on June 20, 2003 ( the “Minutes”) and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (d) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (e) that the resolutions in the Minutes remain in full force and effect and have not been rescinded or amended, (f) that, upon the issue of any Common Shares, the Company will receive consideration equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

On the basis of and subject to the foregoing, we are of the opinion that, when issued and paid for in accordance with the terms of the Plan, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

Conyers Dill & Pearman